UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 5, 2014

Ekso Bionics Holdings, Inc.

(Exact Name of Registrant as specified in its charter)

Nevada	333-181229	99-0367049
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1414 Harbour Way South, Suite 1201

Richmond, California 94804

(Address of principal executive offices, including zip code)

(203) 723-3576

(Registrant’s telephone number, including area code)

Not Applicable

(Registrant’s name or former address, if change since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 5, 2014, the Board of Directors of Ekso Bionics Holdings, Inc. (the “Company”) voted to expand the number of directors of the Company from five to six directors and elected Stanley Stern to serve as a director of the Company and a member of the Audit Committee of the Board of Directors. The Board has determined that Mr. Stern is an independent director and satisfies the requirements for service on the Audit Committee of the Board of Directors under the applicable standards of the SEC and the Nasdaq listing standards.

Mr. Stern will participate in the Company’s standard non-employee director compensation program. Pursuant to this program, Mr. Stern was awarded an option to purchase 200,000 shares of common stock that becomes exercisable over a period of four years. In addition, each non-employee director is entitled to receive a $10,000 annual retainer as well as a $5,000 annual retainer for each Committee of the Board on which he or she serves. It also is anticipated that Mr. Stern will enter into the Company’s standard indemnification agreement for directors of the Company.

On December 9, 2014, the Company issued a press release announcing the appointment of Mr. Stern. A copy of the press release is filed with this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

99.1	Press Release dated December 9, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EKSO BIONICS HOLDINGS, INC.

By:	/s/ Nathan Harding
Name:	Nathan Harding
Title:	Chief Executive Officer

Dated: December 9, 2014